EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
HomeStreet, Inc.:
We consent to the incorporation by reference in Registration Statement No. 333-182171 on Form S-8 of our reports dated March 17, 2014, relating to the consolidated financial statements of HomeStreet, Inc. and subsidiaries (the Company) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP
Seattle, Washington
March 17, 2014